                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                --------------

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 1, 1996

                                --------------


                        ICF KAISER INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

     Delaware                File No. 1-12248               54-1437073
 (State or other             (Commission File             (IRS Employer
 jurisdiction of                 Number)               Identification No.)
  incorporation)


                               9300 Lee Highway
                         Fairfax, Virginia 22031-1207
         (Address of principal executive offices, including zip code)

                                 703-934-3600
             (Registrant's telephone number, including area code)

Item 5. Other events

        (a) In a press release dated March 12, 1996, ICF Kaiser International, Inc. announced its financial results for the 10 months ended December 31, 1995. A copy of this two page press release is attached to this Report on Form 8-K as Exhibit A.

        (b) During the 10 months ended December 31, 1995, the Company recorded $0.5 million in additional income (net), consisting of the following unusual items: income in settlement of litigation against the IRS, associated with an affiliate of an acquired company, net of an accrual for related expenses ($6.8 million); a charge to accrue the net settlement cost and legal expenses of other litigation ($4.6 million); a charge to accrue for severance for the termination of 110 employees in the engineering and international groups ($1.0 million); and a charge to accrue for consolidation of office space ($0.7 million). As part of management's continuing efforts to identify areas in which costs can be reduced, the Company has chosen to terminate a group of underutilized employees and consolidate office space. Management expects that all actions associated with the termination of employees and office space consolidation will be completed by December 31, 1996.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ICF KAISER INTERNATIONAL, INC.
                                        (Registrant)


                                    /s/ Richard K. Nason
                                    ------------------------------
                                    Richard K. Nason
                                    Executive Vice President &
                                    Chief Financial Officer

Date:
March 12, 1996

                                                                       Exhibit A

For Immediate Release                Press Contact:                 Sara Brenner
                                                                    703/934-3004
                                     Investor Contact:              Ronny Webb
                                                                    703/934-3510

ICF KAISER ANNOUNCES YEAR-END FINANCIAL RESULTS

FAIRFAX, VA, MAR. 12 1996--ICF Kaiser International, Inc. (NYSE:ICF) today announced financial results for the 10-month period ended December 31, 1995. As previously announced, ICF Kaiser has changed from a fiscal year ending February 28 to a calendar-based fiscal year. This means that the most recent fiscal year comprises a 10-month period that ended on December 31, 1995. Subsequent fiscal years will run from January 1 to December 31.

For the 10-month fiscal period ended December 31, 1995, ICF Kaiser reported gross revenue of $916.7 million, a 25.2 percent increase over the $732.4 million for the comparable 10-month period last year. This increase was due primarily to revenue from a multibillion-dollar contract under which ICF Kaiser and CH2M Hill Companies Ltd.--as Kaiser-Hill Company, LLC--serve as the integrating management contractor at the U.S. Department of Energy's (DOE's) Rocky Flats Environmental Technology Site near Denver, Colorado.

Service revenue for the 10-month fiscal period was $425.9 million, an increase of 8.6 percent over service revenue of $392.0 million for the same 10-month period last year. Service revenue excludes subcontracted work and other direct costs but includes equity income from unconsolidated joint ventures and affiliated companies. Operating income for 10-month fiscal period was $17.5 million, up 35.7 percent over the $12.9 million in the same 10-month period of the prior year. The increase in operating income was the result of improvements in ICF Kaiser's engineering and construction business and additional earnings from DOE contracts.

Net income for the 10-month fiscal period increased to $2.3 million, a significant improvement over a net loss of $161,000 in the comparable 10-month period last year. After accounting for preferred stock dividends, the company reported 10-month net income available for common shareholders of $449,000, or $0.02 per share, a market gain over the $0.09 per share loss reported in the comparable 10-month period in the prior year.

"These year-end results, although modest, show that we have crossed the profit threshold," said James O. Edwards, Chairman and CEO of ICF Kaiser. "These profits, along with several new and impressive contract awards in our key markets, demonstrate our commitment to restoring acceptable levels of continuing profitability and enhancing shareholder value." The company's recent contract awards include a $78 million extension to continue providing construction management services for the $3.4 billion Boston Harbor environmental cleanup project; a contract to provide first-phase program management services for a new $300 million international passenger terminal at Ninoy Aquino International Airport in Manila; and a $102 million contract to provide engineering and other services for a $350 million mini-mill for a leading steel producer in the Czech Republic. In addition, the company is on teams that have been selected to clean up Guanabara Bay in Brazil, and to build, own, and operate a light rail system in Bangalore, India.

YEAR-END RESULTS-2

The company noted that year-end results were affected by the temporary lack of a federal budget agreement, which delayed consulting assignments under new contracts and new tasks under existing contracts; reduced demand for private-sector environmental services due to environmental regulatory uncertainties; and an increase in bib-and-proposal activities.

ICF Kaiser reported a contract backlog of $4.4 billion as of December 31, 1995; the company reported a $1.4 billion backlog at February 28, 1995. The current figure includes a backlog value of $2.7 billion for the Rocky Flats contract, which was awarded in April 1995 to Kaiser-Hill.

For the month ended December 31, 1995, ICF Kaiser reported gross revenue of $135.6 million and service revenue of $55.4 million. Operating income and net income for the month were $2.4 million and $618,000, respectively.

ABOUT THE COMPANY
-----------------
Headquartered in Fairfax, Virginia, ICF Kaiser is one of the United States' largest engineering, construction, and consulting services companies. Its 7,500 employees, located in 80 offices around the world, provide fully integrated capabilities to clients in four related market areas: environment, infrastructure, industry, and energy. ICF Kaiser reported gross revenue of $1.05 billion for the 12 months ended December 31, 1995. the company has scheduled Saturday, May 4, 1996, as the date for its 1996 annual meeting of shareholders.

                ICF KAISER INTERNATIONAL, INC. AND SUBSIDIARIES
                  Selected Consolidated Financial Information


                                     10 Months Ended      10 Months Ended        Year Ended
                                       December 31,         December 31,        February 28,
                                          1995                 1994                 1995
                                        -------              -------              -------
                                                             (unaudited)

Gross Revenue                         $916,744,000         $732,370,000         $861,518,000

Service Revenue                       $425,896,000         $391,996,000         $459,786,000

Depreciation and Amortization         $  8,357,000         $  7,688,000         $  9,232,000

Operating Income                      $ 17,505,000         $ 12,896,000         $ 13,688,000

Net Income (Loss)                     $  2,252,000         $   (161,000)        $ (1,661,000)

Net Income (Loss) Available
  for Common Shareholders             $    449,000         $ (1,956,000)        $ (3,815,000)

Primary and Fully Diluted
  Net Income (Loss)
  Per Common Share                    $       0.02         $      (0.09)        $      (0.18)

Primary and Fully Diluted
  Weighted Average Common
  and Common Equivalent
  Shares Outstanding                    21,517,000           20,948,000           20,957,000
